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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (No. 333-00000) of Alexandria Real Estate Equities, Inc. for the offer to exchange shares of common stock plus cash for any and all of their outstanding 8.00% senior convertible notes due 2029, and to the incorporation by reference therein of our report dated March 1, 2010, with respect to the consolidated financial statements and schedules of Alexandria Real Estate Equities, Inc. and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
May 14, 2010

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM